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Enercorp, Inc.

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Enercorp, Inc.

News as released on Business Wire and to SEC      Contact: James C. Sargent, CEO (248) 851-5651

Enercorp Announces New Officers;

Dec. 6 Record Date for Feb. 1, 2005 Annual Meeting

FARMINGTON HILLS, MI., DECEMBER 7, 2004 — Enercorp, Inc. (OTC-Other: ENCP), a 26-year-old Business Development Company, today announced two new officers and set Dec. 6, 2004 as the Record Date for the Feb. 1, 2005 9am Annual Meeting of Shareholders at the Enercorp headquarters at 32751 Middlebelt Rd, Suite B, Farmington Hills, MI 48334.

In recent years, Enercorp’s investment activity has been limited by its working capital. As stated in its Sept. 30, 2004 Form 10-QSB filed with the SEC, Enercorp’s assets were $862,975 and liabilities $383,721, reflecting a net worth of $479,254, or 69 cents per share. The stock is currently trading at 30 cents.

Management vigorously opposes the hostile Proxy fight takeover attempt by a 56-year old German-born Florida stockbroker, who belatedly informed the SEC he controls 6.5% of the issued and outstanding shares of Enercorp.

On November 19, 2004, Enercorp’s Board of Directors expanded the duties of James C. Sargent, Esq., from Chairman of the Board and CEO to include President and COO.  Dr. Jeffrey E. Rautio will continue to serve as an independent Director along with Salvatore M. Parlatore.

Chairman Sargent contributes experience from both regulatory and business perspectives. His credentials include: BA and LLB degrees from the University of Virginia; public service as the Regional Administrator of the New York Office of the US Securities and Exchange Commission (SEC); appointment by the President, with the advice and consent of the US Senate, as Commissioner of the SEC, in Washington DC until 1961; and a partner in New York City law firms specializing in securities law until 1995 when he moved to Virginia where he continues to practice law.  Sargent also serves on the Boards of Directors of a public company and a mutual fund.

William D. McMaster, Founder and President of national award-winning McMaster Marketing & PR since 1968, became Chief Compliance Officer of Enercorp on Nov. 11, 2004. McMaster has been involved in 12 Proxy fights, winning 10. All but two were on the side of managements of NYSE, American Stock Exchange and NASDAQ-listed companies. Since Sarbanes-Oxley, McMaster has worked with small businesses to assist equalizing their relationships with large publicly owned banks. In 2004, McMaster was awarded “Businessman of the Year-Michigan,” and the national “Ronald Reagan Gold Medal for Leadership” by the RNCC.

NOTE TO SHAREHOLDERS:

We know you may be confused by Enercorp’s previous announcement that we were going to hold our 2004 Annual Meeting of Shareholders on September 10, 2004. It has taken us until earlier this month, and the diversion from Enercorp assets of $80,000 in costs, to successfully win our right in Denver, CO Court to finally schedule Enercorp’s 2004 Annual Meeting of Shareholders for Tuesday, February 1, 2005.

We encourage you to carry over your overwhelming support of current Enercorp Management from September when 70% of outstanding shares (including minority shares now involved against Management in a Proxy Fight) were voted 95% in favor of current Management.  Your new Proxy Card will be mailed to you with Management’s Annual Meeting information from Enercorp’s Farmington Hills, Michigan headquarters before Christmas. Enercorp Management also requests you reject the devious assertions that will be contained in Proxy Fight information conveyed from Florida.

ENCP

Enercorp, Inc.

Since 1978